EXHIBIT 21
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                        LIST OF SUBSIDIARIES OF THE COMPANY

      Name of Subsidiary(1)                                     Jurisdiction of Incorporation

      Destiny Industries, Inc.                                            Georgia
      Deutsche Financial Capital I Corp.                                  North Carolina
      Deutsche Financial Capital Limited Liability Company                North Carolina
      Deutsche Financial Capital Securitization LLC                       North Carolina
      Golden Circle Financial Services                                    California
      Golden West Homes                                                   California
      Homes by Oakwood, Inc.                                              North Carolina
      Marlette Homes, Inc.                                                Indiana
      Oakwood Acceptance Corporation (2)                                  North Carolina
      Oakwood Financial Corporation                                       Nevada
      Oakwood Funding Corporation                                         Nevada
      Oakwood Holdings, Inc.                                              Nevada
      Oakwood Mobile Homes, Inc. (3)                                      North Carolina
      Oakwood Mortgage Investors, Inc.                                    North Carolina
      Oakwood Realty Services, Inc.                                       North Carolina
      OFC, LLC                                                            Nevada
      Schult Homes - Georgia Corporation                                  Georgia
      Schult Homes Corporation                                            Indiana
      Schult Operating Company (4)                                        Indiana
      Tarheel Insurance Company, Ltd.                                     Bermuda
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      (1)            Each subsidiary does business under its corporate name.

      (2) Also does business under the names "Nationwide Mortgage" and "Golden Circle Financial Services."

      (3) Also does business under the names "Freedom Homes," "Victory Homes," "Golden West Homes" and "Schult Homes."

      (4)            Also does business under the name "Crest Homes."